UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

INNOVATIVE EYEWEAR, INC.

(Exact name of registrant as specified in its charter)

Florida	001-41392	85-0734861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 Biscayne Blvd., Suite 630 North Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 785-5178

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2024, Innovative Eyewear, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for the purpose of raising approximately $2.5 million in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 5,263,161 shares (the “Shares”) of the Company’s common stock (“Common Stock”) and, in a concurrent private placement, warrants (the “Purchase Warrants”) to purchase up to 5,263,161 shares of Common Stock (the shares of Common Stock issuable upon exercise of the Purchase Warrants, the “Purchase Warrant Shares”). The combined purchase price per Share and Purchase Warrant is $0.475. The Purchase Warrants will be immediately exercisable upon issuance, will expire five years following the issuance date and have an exercise price of $0.475 per share.

The closing of offering pursuant to the Purchase Agreement is expected to occur on or about May 29, 2024 (the “Closing Date”), subject to satisfaction of customary closing conditions.

The Company has agreed to file a registration statement under the Act with the Securities and Exchange Commission (the “SEC”), covering the resale of the Warrant Shares within 5 calendar days following the date of the Purchase Agreement and to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 30 days following the closing of the Offering (as defined in the Purchase Agreement) (or, in the event of a “full review” by the Commission, 60 days following the closing of the Offering).

H.C. Wainwright & Co., LLC (“Wainwright”) is acting as the exclusive placement agent for the offering pursuant to an engagement agreement between the Company and Wainwright dated as of April 2, 2024. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 6.0% of the gross proceeds received by the Company from the offering, plus a management fee equal to 1.0% of the gross proceeds received by the Company from the offering, a non-accountable expense of $50,000 and $15,950 for clearing expenses. The Company has also agreed to issue to Wainwright or its designees warrants to purchase up to 394,737 shares of Common Stock (the “PA Warrants” and the shares of Common Stock issuable upon exercise of the PA Warrants, the “PA Warrant Shares”). The PA Warrants will be immediately exercisable. have a term of five years from the commencement of sales in the offering, and have an exercise price of $0.5938 per share.

The net proceeds to the Company from the registered direct offering and concurrent private placement, after deducting the placement agent’s fees and expenses and the Company’s offering expenses are expected to be approximately $2,100,000 . The Company intends to use the net proceeds from the transactions for general corporate purposes and working capital.

The Shares (but not the Purchase Warrants, PA Warrants, the Purchase Warrant Shares or PA Warrant Shares) were offered and sold by the Company pursuant to a prospectus supplement, dated as of May 28, 2024, which was filed with the SEC in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, as amended, which was initially filed with the SEC on February 7, 2024 and subsequently declared effective on March 29, 2024 (File No. 333-276938).

The forms of the Purchase Agreement, the Purchase Warrant and the PA Warrant are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Purchase Warrants, the Purchase Warrant Shares, the PA Warrants and the PA Warrant Shares is hereby incorporated by reference into this Item 3.02. The Purchase Warrants, PA Warrants, Purchase Warrant Shares and PA Warrant Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Purchase Warrant

4.2	Form of PA Warrant

5.1	Opinion of Ellenoff Grossman & Schole LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2024

INNOVATIVE EYEWEAR, INC.

By:	/s/ Harrison Gross
Name:	Harrison Gross
Title:	Chief Executive Officer

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